                                                                    Exhibit 23.1

                    INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Liberty Satellite & Technology, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-18167, 333-35454, and 333-48770) on Form S-8 of Liberty Satellite &
Technology, Inc. of our report dated February 12, 2003, except as to Notes 9 and 21 to the consolidated financial statements, which are as of March 28, 2003, with respect to the consolidated balance sheets of Liberty Satellite & Technology, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, comprehensive loss, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 Annual Report on Form 10-K of Liberty Satellite & Technology, Inc.

Our reports refer to a change in the method of accounting for goodwill in 2002.


                                        KPMG LLP

Denver, Colorado
March 28, 2003